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                          Independent Auditors' Consent

The Board of Directors
Alberto-Culver Company:

We consent to the incorporation by reference in the registration statement (No. 333-70067) on Form S-8 of Alberto-Culver Company of our report dated May 24, 2002, with respect to the financial statements of the Sally Beauty 401(k) Savings Plan as of December 31, 2001 and 2000, and for the years then ended which report appears in the December 31, 2001 annual report on Form 11-K of Alberto-Culver Company.

Chicago, Illinois
June 24, 2002